  Exhibit 10.4

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of April 30, 2018 by and between SHARPSPRING, INC., QUATTRO HOSTING LLC, and SHARPSPRING TECHNOLOGIES, INC. (each, a “Borrower”) and WESTERN ALLIANCE BANK (“Bank”), and effective as of March 21, 2018.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Borrowers and Bank, dated as of March 21, 2016 and as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. CONSENT TO SUBORDINATED DEBT. Bank hereby consents to Borrower’s incurrence of $8,000,000 in Indebtedness owing to SHSP Holdings, Inc., and in accordance with that certain Subordination Agreement between Bank and SHSP Holdings, Inc., such Indebtedness constitutes Permitted Indebtedness under the Loan and Security Agreement as Subordinated Debt.

3. MODIFICATION(S) TO LOAN AND SECURITY AGREEMENT.

A.
The following definitions in Section 1.1 are amended and restated in their entirety to read as follows:

“Prime Rate” means the greater of four and three quarters percent (4.75%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.

“Revolving Maturity Date” means March 21, 2020.

B.
Section 6.9(c) is amended and restated in its entirety to read as follows:

(c)
Minimum Adjusted EBITDA. Parent’s and its Subsidiaries’ quarterly Adjusted EBITDA shall be at least 75% of its projected Adjusted EBITDA for such period as set forth in Borrowers’ Financial Plan if Borrowers’ projected Adjusted EBITDA is above zero for such period, or at least 125% of its projected Adjusted EBITDA for such period as set forth in Borrowers’ Financial Plan if Borrowers’ projected Adjusted EBITDA is below zero for such period. Based on Borrowers’ Financial Plan for 2018 provided by Borrowers which has been deemed acceptable by Bank, the maximum Adjusted EBITDA loss for the quarters listed below are set forth below:

Quarter Ending	Maximum Adjusted EBITDA Loss
March 31, 2018	($2,519,000)
June 30, 2018	($2,194,000)
September 30, 2018	($1,858,000)
December 31, 2018	($1,488,000)

C.
Exhibit D to the Agreement is replaced in its entirety with Exhibit D attached hereto.

4. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6. CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon each Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Each Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrowers to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) corporate resolutions and incumbency certificates;

(b) payment of the facility fee set forth in Section 2.5(a) of the Agreement that was previously due and payable on March 21, 2018, plus all Bank Expenses incurred through the date hereof; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

9. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrowers.

BORROWERS:
BANK:

SHARPSPRING, INC.
WESTERN ALLIANCE BANK

By: /s/ Edward Lawton
by: /s/ Guy Simpson

Name: Edward Lawton
Name: Guy Simpson

Title: CFO
Title: SVP and Business Line Manager

QUATTRO HOSTING LLC By: /s/ Edward Lawton Name: Edward Lawton Title: CFO
SHARPSPRING TECHNOLOGIES, INC. By: /s/ Edward Lawton Name: Edward Lawton Title: CFO

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:
WESTERN ALLIANCE BANK

FROM:
SHARPSPRING, INC., QUATTRO HOSTING LLC, and SHARPSPRING TECHNOLOGIES, INC.

The undersigned authorized officer of SHARPSPRING, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

A/R & A/P Agings	Monthly within 30 days	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No
Monthly Recurring Revenue report for prior 12 months	Monthly within 30 days	Yes	No
Monthly consolidated financial statements	Monthly within 30 days	Yes	No
Monthly consolidating financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual audited financial statements	FYE within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days following the beginning of each fiscal year	Yes	No

A/R and Collateral Audit	Initial and Annual	Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies

Minimum Cash at Bank + Availability on Revolving Facility	$1,500,000	$_________	Yes	No
Minimum MRR Retention Rate (monthly)	At least 90%	________%	Yes	No
Minimum Adjusted EBITDA (quarterly)	3/31/18: ($2,519,000)	$_________	Yes	No
Negative deviation not to exceed 25% of Financial Plan	6/30/18: ($2,194,000)	____%
9/30/18: ($1,858,000)
12/31/18: ($1,488,000)
Comments Regarding Exceptions: See Attached.

Sincerely,

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